UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2022

GBS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39825	82-1512711
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

420 Lexington Ave, Suite 300
New York, NY 10170
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (646) 828-8258

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GBS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2022, GBS Inc. (the “Company”) executed an agreement with Intelligent Fingerprinting Limited (“IFP”), providing the Company with the exclusive right until December 31, 2022 (subject to IFP’s right to terminate the agreement early after August 31, 2022), to evaluate and negotiate a transaction to acquire IFP or its assets (or a similar transaction). In consideration for this exclusivity, on June 16, 2022, the Company entered into a Bridge Facility Agreement with IFP (the “Bridge Facility Agreement”) through which the Company will provide IFP with an unsecured term loan facility in the amount of $500,000 (USD) (the “Loan”), which amount is payable on the earliest of the consummation of an acquisition, 30 days following the termination of exclusivity under the exclusivity agreement, an event of default under the Bridge Facility Agreement, or December 31, 2022. The Loan contains customary representations and warranties by IFP and bears interest at two percent per annum (or four percent per annum in the event the Loan is not repaid in full when due) above the Sterling Barclays Bank Base Rate from time to time.

Completion of the proposed transaction contemplated by the Exclusivity Agreement is subject to the negotiation of a definitive agreement providing for the transaction and satisfaction of any conditions negotiated therein. Accordingly, there can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated, or if a transaction is consummated, as to its terms, structure, or timing.

Item 7.01.	Regulation FD Disclosure.

On June 16, 2022, the Company issued a press release announcing the Exclusivity Agreement, the Bridge Facility Agreement and the Loan. The full text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

Forward-Looking Statements:

Some of the statements in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this Current Report on Form 8-K include, without limitation, the Company’s ability to consummate the proposed transaction described in this Current Report on Form 8-K, develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. The Company has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of its date. The Company undertakes no obligation to update any forward-looking statements contained in this Current Report on Form 8-K to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated June 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2022
GBS INC.

	By:	/s/ Spiro Sakiris
	Name:	Spiro Sakiris
	Title:	Chief Financial Officer